UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORELOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

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CoreLogic Comments on Senator/Cannae Intent to Request Special Meeting of Shareholders

IRVINE, Calif.— July 29, 2020 — CoreLogic® (NYSE: CLGX), a leading global property information, analytics and data-enabled solutions provider, today commented on an announcement by two of its shareholders, Senator Investment Group LP and Cannae Holdings Inc., that they intend to request a Special Meeting of Shareholders. This action follows their unsolicited June 26 proposal to acquire all outstanding shares of CoreLogic for $65.00 per share in cash.

As previously announced, the CoreLogic Board undertook a thorough review of the acquisition proposal in consultation with its independent financial and legal advisors, and unanimously concluded that it significantly undervalues the Company and is not in the best interests of shareholders other than Senator and Cannae.

Chairman Paul Folino said, “The Board continues to believe Senator and Cannae’s proposal significantly fails to provide appropriate value to our shareholders and does not reflect our strong multi-year outlook for the business – since their June 26 proposal we have increased our 2020 earnings guidance by more than 15% and issued strong guidance for 2021 and 2022. Our outlook is supported by contracted revenue, continued efficiency improvements and our transformed, less-cyclical business mix, which will be further enhanced by our recently announced planned divestitures of two lower-margin businesses. The proposal also does not account for our substantial return of capital, including a 50% dividend increase and repurchase of $1 billion of shares by 2022. Further, CoreLogic continues to gain momentum as evidenced by the strong results posted last week in which our organic growth rose to 5%, margins increased by 400 basis points and we achieved record levels of free cash flow. As a result, our Board is unanimous and highly confident in its belief that CoreLogic will be able to deliver significantly more value to shareholders than this opportunistic proposal. We will continue to provide full transparency into our business so all our shareholders can participate in CoreLogic’s substantial value creation potential.”

For more information on CoreLogic’s recent second quarter 2020 financial results and outlook, please see the investor presentation here.

Evercore is serving as financial advisor to CoreLogic and Skadden, Arps, Slate, Meagher & Flom is serving as CoreLogic’s legal advisor.

About CoreLogic

CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy and protect their homes. For more information, please visit www.corelogic.com.

CORELOGIC and the CoreLogic logo are trademarks of CoreLogic, Inc. and/or its subsidiaries. All other trademarks are the property of their respective owners.

Safe Harbor/Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to CoreLogic, Inc.’s (“CoreLogic”, the “Company” or “us”) expected financial results; overall mortgage market volumes; market opportunities; shareholder value creation; statements regarding our strategic plans or growth strategy; and the near and long-term consequences of the unsolicited proposal we received from Cannae Holdings, Inc. (“Cannae”) and Senator Investment Group, LP (“Senator”) on June 26, 2020 (the “Unsolicited Proposal”). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the SEC. These risks and uncertainties include but are not limited to: any potential developments related to the Unsolicited Proposal; any impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; impairments in our goodwill or other intangible assets; and our ability to generate sufficient cash to service our debt. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Important Additional Information and Where to Find It

In connection with any special meeting of shareholders (“Special Meeting”) called by the Company’s board of directors at the valid request of Senator and Cannae and certain of their affiliates, or other shareholders of the Company, who together own not less than 10% of the outstanding shares entitled to vote at the Special Meeting], the Company will file a proxy statement (the “Special Meeting Proxy Statement”), together with a WHITE proxy card, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any solicitation to, among other things, remove directors in furtherance of the Unsolicited Proposal (the “Solicitation”),. SHAREHOLDERS ARE URGED TO READ THE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the Special Meeting Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investor.corelogic.com), or by contacting Innisfree M&A Incorporated by phone toll-free at (877) 750-9498 (from the U.S. and Canada) or +1 (412) 232-3651 (from other locations), or by mail at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the applicable Solicitation Statement and other materials to be filed with the SEC in connection with the Solicitation. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 19, 2020. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Contacts

Investors:

Dan Smith

703-610-5410

danlsmith@corelogic.com

Media:

Sard Verbinnen & Co.

George Sard/Jim Barron/Robin Weinberg

CoreLogic-SVC@SARDVERB.com